                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                             ENCORE WIRE CORPORATION
                               ENCORE WIRE LIMITED



                     $300,000,000 Aggregate Principal Amount
                         Senior Notes Issuable in Series


                               Initial Issuance of
              $55,000,000 Floating Rate Senior Notes, Series 2006-A
                             due September 30, 2011


                                   ----------

                         MASTER NOTE PURCHASE AGREEMENT

                                   ----------


                         Dated as of September 28, 2006






================================================================================
                                                                PPN: 29263@ AB 5

                                TABLE OF CONTENTS

Section                                                                                                       Page
-------                                                                                                       ----

1.       AUTHORIZATION OF NOTES..................................................................................1
         1.1.     Amount; Establishment of Series................................................................1
         1.2.     The Series 2006-A Notes........................................................................2
         1.3.     Floating Interest Rate Provisions for Floating Rate Notes......................................2
         1.4.     Guaranties; Release of Subsidiary Guaranty.....................................................4

2.       SALE AND PURCHASE OF SERIES 2006-A NOTES................................................................4

3.       CLOSING.................................................................................................4

4.       CONDITIONS TO CLOSING...................................................................................5
         4.1.     Representations and Warranties.................................................................5
         4.2.     Performance; No Default........................................................................5
         4.3.     Compliance Certificates........................................................................5
         4.4.     Opinions of Counsel............................................................................5
         4.5.     Purchase Permitted By Applicable Law, etc......................................................6
         4.6.     Sale of Other Notes............................................................................6
         4.7.     Payment of Special Counsel Fees................................................................6
         4.8.     Private Placement Number.......................................................................6
         4.9.     Changes in Corporate Structure.................................................................6
         4.10.    Guaranties.....................................................................................7
         4.11.    Amendment to the Credit Agreement..............................................................7
         4.12.    Funding Instructions...........................................................................7
         4.13.    Proceedings and Documents......................................................................7

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................7
         5.1.     Organization; Power and Authority..............................................................7
         5.2.     Authorization, etc.............................................................................8
         5.3.     Disclosure.....................................................................................8
         5.4.     Organization and Ownership of Shares of Subsidiaries...........................................8
         5.5.     Financial Statements...........................................................................9
         5.6.     Compliance with Laws, Other Instruments, etc...................................................9
         5.7.     Governmental Authorizations, etc..............................................................10
         5.8.     Litigation; Observance of Statutes and Orders.................................................10
         5.9.     Taxes.........................................................................................11
         5.10.    Title to Property; Leases.....................................................................11
         5.11.    Licenses, Permits, etc........................................................................11
         5.12.    Compliance with ERISA.........................................................................12
         5.13.    Private Offering by the Company...............................................................13
         5.14.    Use of Proceeds; Margin Regulations...........................................................13
         5.15.    Existing Debt.................................................................................13


         5.16.    Foreign Assets Control Regulations, Etc.......................................................14
         5.17.    Status under Certain Statutes.................................................................14
         5.18.    Environmental Matters.........................................................................14
         5.19.    Solvency of Subsidiary Guarantors.............................................................15

6.       REPRESENTATIONS OF THE PURCHASERS......................................................................15
         6.1.     Purchase for Investment.......................................................................15
         6.2.     Source of Funds...............................................................................15

7.       INFORMATION AS TO THE PARENT AND THE COMPANY...........................................................17
         7.1.     Financial and Business Information............................................................17
         7.2.     Officer's Certificate.........................................................................20
         7.3.     Inspection....................................................................................21

8.       PREPAYMENT OF THE NOTES................................................................................21
         8.1.     Required Prepayments of Series 2006-A Notes...................................................21
         8.2.     Optional Prepayments..........................................................................21
         8.3.     Allocation of Partial Prepayments.............................................................22
         8.4.     Maturity; Surrender, etc......................................................................22
         8.5.     Purchase of Notes.............................................................................23
         8.6.     Make-Whole Amount.............................................................................23
         8.7.     LIBOR Breakage Amount.........................................................................25

9.       AFFIRMATIVE COVENANTS..................................................................................25
         9.1.     Compliance with Law...........................................................................25
         9.2.     Insurance.....................................................................................25
         9.3.     Maintenance of Properties.....................................................................26
         9.4.     Payment of Taxes..............................................................................26
         9.5.     Corporate Existence, etc......................................................................26
         9.6.     Additional Subsidiary Guarantors..............................................................26
         9.7.     Ranking of Notes..............................................................................27

10.      NEGATIVE COVENANTS.....................................................................................27
         10.1.    Consolidated Debt.............................................................................27
         10.2.    Interest Coverage.............................................................................27
         10.3.    Priority Debt.................................................................................27
         10.4.    Liens.........................................................................................28
         10.5.    Mergers, Consolidations, etc..................................................................29
         10.6.    Sale of Assets................................................................................30
         10.7.    Designation of Restricted and Unrestricted Subsidiaries.......................................31
         10.8.    Nature of Business............................................................................31
         10.9.    Transactions with Affiliates..................................................................32

11.      EVENTS OF DEFAULT......................................................................................32


12.      REMEDIES ON DEFAULT, ETC...............................................................................34
         12.1.    Acceleration..................................................................................34
         12.2.    Other Remedies................................................................................35
         12.3.    Rescission....................................................................................35
         12.4.    No Waivers or Election of Remedies, Expenses, etc.............................................36

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................................36
         13.1.    Registration of Notes.........................................................................36
         13.2.    Transfer and Exchange of Notes................................................................36
         13.3.    Restriction on Transfer to Competitor.........................................................37
         13.4.    Replacement of Notes..........................................................................37

14.      PAYMENTS ON NOTES......................................................................................37
         14.1.    Place of Payment..............................................................................37
         14.2.    Home Office Payment...........................................................................38

15.      EXPENSES, ETC..........................................................................................38
         15.1.    Transaction Expenses..........................................................................38
         15.2.    Survival......................................................................................39

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................................39

17.      AMENDMENT AND WAIVER...................................................................................39
         17.1.    Requirements..................................................................................39
         17.2.    Solicitation of Holders of Notes..............................................................39
         17.3.    Binding Effect, etc...........................................................................40
         17.4.    Notes held by Company, etc....................................................................40

18.      NOTICES................................................................................................40

19.      REPRODUCTION OF DOCUMENTS..............................................................................41

20.      CONFIDENTIAL INFORMATION...............................................................................41

21.      SUBSTITUTION OF PURCHASER..............................................................................42

22.      MISCELLANEOUS..........................................................................................43
         22.1.    Successors and Assigns........................................................................43
         22.2.    Payments Due on Non-Business Days.............................................................43
         22.3.    Severability..................................................................................43
         22.4.    Construction..................................................................................43
         22.5.    Counterparts..................................................................................43
         22.6.    Governing Law.................................................................................44
         22.7.    Limitation on Interest........................................................................44
         22.8.    Submission to Jurisdiction....................................................................45
         22.9.    Waiver of Jury Trial..........................................................................45

SCHEDULE A        --       Information Relating to Purchasers
SCHEDULE B        --       Defined Terms

SCHEDULE 5.3      --       Disclosure Materials
SCHEDULE 5.4      --       Subsidiaries and Ownership of Subsidiary Stock
SCHEDULE 5.5      --       Financial Statements
SCHEDULE 5.14     --       Use of Proceeds
SCHEDULE 5.15     --       Debt

EXHIBIT 1.1(a)    --       Form of Fixed Rate Note
EXHIBIT 1.1(b)    --       Form of Floating Rate Note
EXHIBIT 1.1(c)    --       Form of Supplement
EXHIBIT 1.2       --       Form of Series 2006-A Senior Note
EXHIBIT 1.4(a)    --       Form of Parent Guaranty
EXHIBIT 1.4(b)    --       Form of Subsidiary Guaranty
EXHIBIT 4.4(a)    --       Form of Opinion of Counsel for the Company
EXHIBIT 4.4(b)    --       Form of Opinion of Special Counsel to the Purchasers

                             ENCORE WIRE CORPORATION
                               ENCORE WIRE LIMITED
                               1410 Millwood Road
                               McKinney, TX 75069
                                 (972) 562-9473
                               Fax: (972) 562-4744



                     $300,000,000 Aggregate Principal Amount
                         Senior Notes Issuable in Series


              $55,000,000 Floating Rate Senior Notes, Series 2006-A
                             due September 30, 2011


                                                  Dated as of September 28, 2006


TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  ENCORE WIRE LIMITED, a Texas limited partnership (the "Company"), and ENCORE WIRE CORPORATION, a Delaware corporation (the "Parent"), agree with you as follows:

1.       AUTHORIZATION OF NOTES.

1.1.     AMOUNT; ESTABLISHMENT OF SERIES.

                  The Company is contemplating the issue and sale of up to $300,000,000 aggregate principal amount of its senior notes issuable in series (the "Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). Fixed rate Notes will be substantially in the form set out in Exhibit 1.1(a) and floating rate Notes will be substantially in the form set out in Exhibit 1.1(b), in each case, with such changes therefrom, if any, as may be approved by the purchasers of such Notes, or series thereof, and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Each series of Notes, other than the Series 2006-A Notes (as defined below), will be issued pursuant to a supplement to this Agreement (a "Supplement") in substantially the form of Exhibit 1.1(c), and will be subject to the following terms and conditions:

                  (a) the designation of each series of Notes shall distinguish the Notes of one series from the Notes of all other series;

                  (b) each series of additional Notes may consist of different and separate tranches and may differ as to outstanding principal amounts, maturity dates, interest rates and premiums or make-whole amounts, if any, and price and terms of redemption or payment prior to maturity;

                  (c) the Notes of each series shall rank pari passu with the Notes of all other series and the Company's other outstanding unsecured senior Debt;

                  (d) each series of Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory or optional prepayments, if any, on the dates and with the make-whole amounts, premiums or breakage amounts if any, as are provided in the Supplement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or, subject to the following clause (e), other terms and provisions as shall be specified in such Supplement;

                  (e) any additional or more restrictive covenants, Defaults, Events of Default, rights or similar provisions that are added or varied by a Supplement for the benefit of the series of Notes to be issued pursuant to such Supplement shall apply to all outstanding Notes, whether or not the Supplement so provides; and

                  (f) except to the extent provided in foregoing clause (d), all of the provisions of this Agreement shall apply to the Notes of each series.

The Purchasers of the Series 2006-A Notes need not purchase subsequent series of Notes.

1.2.     THE SERIES 2006-A NOTES.

                  The Company has authorized, as the initial series of Notes hereunder, the issue and sale of $55,000,000 aggregate principal amount of Floating Rate Senior Notes, Series 2006-A, due September 30, 2011 (the "Series 2006-A Notes," such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series 2006-A Notes shall be substantially in the form set out in Exhibit 1.2, with such changes therefrom, if any, as may be approved by you and the Company.

1.3.     FLOATING INTEREST RATE PROVISIONS FOR FLOATING RATE NOTES.

                  (a) Adjusted LIBOR Rate. "Adjusted LIBOR Rate" means, for each Interest Period, the rate per annum equal to LIBOR for such Interest Period plus the percentage applicable to a series or tranche of floating rate Notes. The percentage applicable to the Series 2006-A Notes is .60%.

         For purposes of determining Adjusted LIBOR Rate, the following terms have the following meanings:

                           "LIBOR" means, for any Interest Period, the rate per
                  annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 3-month period (or such other period as is specified in the applicable Supplement) that appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days before the commencement of the first Interest Period).

                           "REUTERS SCREEN LIBO PAGE" means the display
                  designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

                  (b) Determination of the Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the applicable series or tranche of floating rate Notes, within two Business Days after the beginning of each Interest Period, together with (i) a copy of the relevant screen used for the determination of LIBOR, (ii) a calculation of the Adjusted LIBOR Rate for such Interest Period, (iii) the number of days in such Interest Period, (iv) the date on which interest for such Interest Period will be paid and (v) the amount of interest to be paid to each holder of Notes of such series or tranche on such date. If the holders of a majority in principal amount of the Notes of such series or tranche outstanding do not concur with such determination by the Company, as evidenced by a single written notice (together with such holders' determination of items (ii) to (v) of the preceding sentence and in the case of item (i), a copy of the screen used by such holders), delivered to the Company within 10 Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, the determination of the Adjusted LIBOR Rate shall be made by such holders of the Notes, and any such determination made in accordance with the provisions of this Agreement shall be conclusive and binding absent manifest error.

                  (c) Interest Period. "INTEREST PERIOD" means for any series or tranche of floating rate Notes and for any period for which interest is to be calculated or paid, the period commencing on an interest payment date for such series or tranche of floating rate Notes, or on the date of Closing in the case of the first such period, and continuing up to, but not including, the next interest payment date. The interest payment dates for the Series 2006-A Notes are March 30, June 30, September 30 and December 30.

1.4.     GUARANTIES; RELEASE OF SUBSIDIARY GUARANTY.

                  (a) Guaranties. The Notes will be guaranteed (i) by the Parent pursuant to a guaranty in substantially the form of Exhibit 1.4(a) (the "Parent Guaranty") and (ii) by the Subsidiary Guarantors pursuant to a guaranty in substantially the form of Exhibit 1.4(b) (the "Subsidiary Guaranty," and, together with the Parent Guaranty, the "Guaranties").

                  (b) Release of Subsidiary Guaranty. Each holder of a Note agrees to release and discharge a Subsidiary Guarantor from the Subsidiary Guaranty upon written request of the Company, provided that
         (i) such Subsidiary has been, or concurrently with the release by the holders of Notes, will be released and discharged as guarantor under and in respect of the Credit Agreement and any other Senior Debt; (ii) such release and discharge is not part of a plan of financing that contemplates such Subsidiary Guarantor guaranteeing any other Debt of the Company or becoming a borrower under the Credit Agreement; (iii) no Default or Event of Default exists or will exist immediately following such release and discharge; (iv) if any fee or other consideration is paid or given to any holder of Debt in connection with such release, other than the repayment of all or a portion of such Debt, each holder of a Note receives equivalent consideration on a pro rata basis; and
         (v) at the time of such written request, the Company delivers to each holder of Notes a certificate of a Responsible Officer certifying the matters set forth in clauses (i) through (iv).

2.       SALE AND PURCHASE OF SERIES 2006-A NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the "Other Purchasers"), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series 2006-A Notes in the principal amount specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3.       CLOSING.

                  The sale and purchase of the Series 2006-A Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas LLP, Suite 3700, 191 North Wacker Drive, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, at a closing on September 28, 2006 (the "Closing") or on such other Business Day thereafter, not later than October 6, 2006, as may be agreed upon by the Company and the purchasers that are scheduled to purchase Notes at such Closing. At the Closing, the Company will deliver to you the Series 2006-A Notes to be purchased by you in the form of a single Series 2006-A Note (or such greater number of Series 2006-A Notes in denominations of at least $100,000 as you may request) dated the date of Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the

Company to account number 4779592667 at Bank of America, N.A., 901 Main Street, 67th Floor, Dallas TX, ABA No. 111 0000 25. If at the Closing the Company fails to tender such Series 2006-A Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Parent and the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

                  The Parent and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Parent nor any Subsidiary, including the Company, shall have entered into any transaction since June 30, 2006 that would have been prohibited by Sections 10, had such Section applied since such date.

4.3.     COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Parent and the Company each shall have delivered to you an Officer's Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1,
         4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Parent, the Company and each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreement.

4.4.     OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance reasonably satisfactory to you, dated the date of the Closing (a) from Thompson & Knight LLP, counsel for the Parent, the Company and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Parent and the Company instruct their counsel to deliver such opinion to you) and (b) from Gardner Carton & Douglas LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     SALE OF OTHER NOTES.

                  Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.     PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4, to the extent reflected in a reasonably detailed statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

                  A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Gardner Carton & Douglas LLP for the series of Notes to be issued at the Closing.

4.9.     CHANGES IN CORPORATE STRUCTURE.

                  Neither the Parent nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.    GUARANTIES.

                  The Parent shall have executed and delivered the Parent Guaranty and each Subsidiary Guarantor shall have executed and delivered the Subsidiary Guaranty.

4.11.    AMENDMENT TO THE CREDIT AGREEMENT.

                  You and your special counsel shall have been provided with a copy of the Second Amendment to the Credit Agreement executed by the Company.

4.12.    FUNDING INSTRUCTIONS.

                  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in
Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.13.    PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Each of the Company and the Parent represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  Each of the Company and the Parent is a limited partnership or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership or corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Parent has the limited partnership or corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Parent Guaranty (in the case of the Parent) and the Series 2006-A Notes (in the case of the Company) and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement and the Series 2006-A Notes have been duly authorized by all necessary limited partnership action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series 2006-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  The Guaranties have been duly authorized by all necessary corporate action on the part of the Parent or each Subsidiary Guarantor, as the case may be, and upon execution and delivery thereof will constitute the legal, valid and binding obligation of the Parent and each Subsidiary Guarantor, enforceable against the Parent or each Subsidiary Guarantor, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

                  This Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in
Schedule 5.5, since December 31, 2005, there has been no change in the financial condition, operations, business or properties of the Parent or any Subsidiary, including the Company, except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Parent or the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Parent's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary, including the Company, (ii) the Parent's Affiliates, other than Subsidiaries, and (iii) the Parent's and the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries, including the Company, have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary, including the Company, free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate, partnership or limited liability company law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     FINANCIAL STATEMENTS.

                  The Parent has delivered to you and each Other Purchaser copies of the consolidated financial statements of the Parent and its Subsidiaries, including the Company, listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries, including the Company, as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and to the absence of footnotes). The Parent and its Subsidiaries, including the Company, do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in this Agreement or the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby.

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company and the Parent of this Agreement and by the Company of the Series 2006-A Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent or any Subsidiary, including the Company, under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other

Material agreement or instrument to which the Parent or any Subsidiary, including the Company, is bound or by which any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary, including the Company, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any Subsidiary, including the Company.

                  The execution, delivery and performance by each of the Parent and each Subsidiary Guarantor of the Guaranty to which it is a party will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent or such Subsidiary Guarantor under, any agreement, or corporate charter or by-laws, to which the Parent or such Subsidiary Guarantor is bound or by which the Parent or such Subsidiary Guarantor or any of their properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or such Subsidiary Guarantor.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series 2006-A Notes or the execution, delivery or performance by the Parent of this Agreement or the Parent Guaranty or by each Subsidiary Guarantor of the Subsidiary Guaranty.

5.8.     LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Parent or the Company, threatened against or affecting the Parent or any Subsidiary, including the Company, or any property of the Parent or any Subsidiary, including the Company, in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Parent nor any Subsidiary, including the Company, is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws and the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

                  The Parent and its Subsidiaries, including the Company, have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Parent nor the Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries, including the Company, in respect of Federal, state or other taxes for all fiscal periods are, in the good faith judgment of the Parent, adequate. The federal income tax liabilities of the Parent and its Subsidiaries, including the Company, have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2003.

5.10.    TITLE TO PROPERTY; LEASES.

                  The Parent and its Subsidiaries, including the Company, have good and defensible title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    LICENSES, PERMITS, ETC.

                  (a) the Parent and its Subsidiaries, including the Company, own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto necessary for the conduct of their businesses without known conflict with the rights of others;

                  (b) to the knowledge of the Parent and the Company, no product of the Parent or any Subsidiary, including the Company, infringes any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the knowledge of the Parent, there is no violation by any Person of any right of the Parent or any of its Subsidiaries, including the Company, with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Parent or any of its Subsidiaries, including the Company;

         except, in each instance, for the lack of ownership or possession, conflicts or violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.12. COMPLIANCE WITH ERISA.

                  (a) The Parent and each ERISA Affiliate, including the Company, have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate, including the Company, has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, including the Company, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, including the Company, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Parent and its ERISA Affiliates, including the Company, have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Parent's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its ERISA Affiliates, including the Company, is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Series 2006-A Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent and the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2006-A Notes to be purchased by you.

5.13.    PRIVATE OFFERING BY THE COMPANY.

                  None of the Parent, the Company or anyone acting on their behalf has offered the Series 2006-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than one (1) other Institutional Investor, each of which has been offered the Series 2006-A Notes at a private sale for investment. None of the Parent, the Company or anyone authorized to act on their behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2006-A Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the proceeds of the sale of the Series 2006-A Notes to repay Debt as set forth in Schedule 5.14 and for general corporate purposes. No part of the proceeds from the sale of the Series 2006-A Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15.    EXISTING DEBT.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Parent and its Subsidiaries, including the Company, as of June 30, 2006, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Parent nor any Subsidiary, including the Company, is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Parent or such Subsidiary, including the Company, and no event or condition exists with respect to any Debt of the Parent or any Subsidiary, including the Company, that would permit (or that with notice or the lapse of time, or both, could permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Parent nor any Subsidiary, including the Company, has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  (a) Neither the sale of the Series 2006-A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                  (b) Neither the Parent nor any Subsidiary, including the Company, (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Parent and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

                  (c) No part of the proceeds from the sale of the Series 2006-A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Parent and its Subsidiaries, including the Company.

5.17.    STATUS UNDER CERTAIN STATUTES.

                  Neither the Parent nor any Subsidiary, including the Company, is subject to regulation under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended by the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18.    ENVIRONMENTAL MATTERS.

                  Neither the Parent nor any Subsidiary, including the Company, has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent or any of its Subsidiaries, including the Company, or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Parent nor any Subsidiary, including the Company, has knowledge of any facts which could give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Parent nor any Subsidiary, including the Company, has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Parent or any of its Subsidiaries, including the Company, are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.    SOLVENCY OF SUBSIDIARY GUARANTORS.

                  After giving effect to the transactions contemplated herein and after giving due consideration to any rights of contribution (i) each Subsidiary Guarantor has received fair consideration and reasonably equivalent value for the incurrence of its obligations under the Subsidiary Guaranty, (ii) the fair value of the assets of each Subsidiary Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (iii) each Subsidiary Guarantor is able to and expects to be able to pay its debts as they mature, and (iv) each Subsidiary Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

6.       REPRESENTATIONS OF THE PURCHASERS.

6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent that you are an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

6.2.     SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued August 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company or any Guarantor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

                  (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company or any Guarantor and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

                  (f) the Source is a governmental plan; or

                  (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

                  (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.       INFORMATION AS TO THE PARENT AND THE COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

                  The Parent will deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days (or such other shorter period within which Quarterly Reports on Form 10-Q are required to be timely filed with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Parent and
                  its Subsidiaries, including the Company, as at the end of such quarter,

                           (ii) consolidated statements of income and
                  shareholders' equity of the Parent and its Subsidiaries, including the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

                           (iii) consolidated statements of cash flows of the
                  Parent and its Subsidiaries, including the Company, for such quarter or (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

         setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements -- within 105 days (or such other shorter period within which Annual Reports on Form 10-K are required to be timely filed with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act) after the end of each fiscal year of the Parent, duplicate copies of,

                           (i) a consolidated balance sheet of the Parent and
                  its Subsidiaries, including the Company, as at the end of such year, and

                           (ii) consolidated statements of income, shareholders'
                  equity and cash flows of the Parent and its Subsidiaries, including the Company, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized regional or national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section (b);

                  (c) Unrestricted Subsidiaries -- if, at the time of delivery of any financial statements pursuant to Section 7.1(a) or (b), Unrestricted Subsidiaries account for more than 10% of (i) the consolidated total assets of the Parent and its Subsidiaries, including the Company, reflected in the consolidated balance sheet included in such financial statements or (ii) the consolidated revenues of the Parent and its Subsidiaries, including the Company, reflected in the consolidated statement of income included in such financial statements, an unaudited balance sheet for all Unrestricted Subsidiaries taken as whole as at the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders' equity and cash flows for such Unrestricted Subsidiaries for such period, together with consolidating statements reflecting all eliminations or adjustments necessary to reconcile such group financial statements to the consolidated financial statements of the Parent and its Subsidiaries, including the Company, shall be delivered together with the financial statements required pursuant to Sections 7.1(a) and (b);

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary, including the Company, to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Parent or any Subsidiary, including the Company, with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (e) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Parent or the Company is taking or proposes to take with respect thereto;

                  (f) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate, including the Company, proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Parent or an ERISA Affiliate, including the Company, pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or an ERISA Affiliate, including the Company, pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of its Subsidiaries, including the Company, or relating to the ability of the Parent or the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes; and

                  (i) Supplements to Agreement -- in the event an additional series of Notes is, or is proposed to be, issued under this Agreement, promptly, and in any event within 10 Business Days after execution and delivery thereof, a true copy of the Supplement pursuant to which such Notes are to be, or were, issued.

7.2.     OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Parent was in compliance with the requirements of Section 10.1 through Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries, including the Company, from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Parent or any Subsidiary, including the Company, to comply with any Environmental
         Law), specifying the nature and period of existence thereof and what action the Parent or the Company shall have taken or proposes to take with respect thereto.

7.3.     INSPECTION.

                  The Parent and the Company will permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent or the Company, to visit the principal executive office of the Parent or the Company, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries, including the Company, with the Parent's and the Company's officers, and (with the consent of the Parent and the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Parent and the Company which consent will not be unreasonably withheld), to visit the other offices and properties of the Parent and each Subsidiary, including the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Parent or any Subsidiary, including the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers and independent public accountants (and by this provision the Parent and the Company authorize said accountants to discuss the affairs, finances and accounts of the Parent and its Subsidiaries, including the Company), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     REQUIRED PREPAYMENTS OF SERIES 2006-A NOTES.

                  No regularly scheduled prepayments are due on the Series 2006-A Notes prior to their stated maturity.

8.2.     OPTIONAL PREPAYMENTS.

                  The Company may, at its option, as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $1,000,000 in the aggregate in the case of a partial prepayment.

                  (a) Fixed Rate Notes. Prepayments of fixed rate Notes shall be made at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of fixed rate Notes written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the fixed rate Notes to be prepaid on such date, the principal amount of each fixed rate Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of fixed rate Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

                  (b) Floating Rate Notes. Prepayments of Series 2006-A Notes shall be made at 100% of the principal amount so prepaid, plus the prepayment premium set forth below, and if such prepayment is to occur on any date other than an interest payment date, the LIBOR Breakage Amount, if any.

            IF PREPAID DURING THE PERIOD                       PREPAYMENT PREMIUM
            ----------------------------                       ------------------

            September 28, 2006 through
                 September 29, 2007                                   1.0%
          September 30, 2007 and thereafter                           0.0%

         The terms on which floating rate Notes other than the Series 2006-A Notes may be prepaid at the option of the Company will be set forth in the Supplement pursuant to which such Notes are issued.

                  The Company will give each holder of floating rate Notes to be prepaid written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of floating rate Notes to be prepaid on such date, the principal amount of each floating rate Note held by such holder to be prepaid (determined in accordance with Section 8.3), the interest to be paid on the prepayment date with respect to such principal amount being prepaid and the amount of any prepayment premium and LIBOR Breakage Amount to be paid.

8.3.     ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and any applicable Make-Whole Amount, prepayment premium and/or LIBOR Breakage Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and any applicable Make-Whole Amount, prepayment premium and/or LIBOR Breakage Amount, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     PURCHASE OF NOTES.

                  Neither the Parent nor the Company will, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.     MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any fixed rate Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such fixed rate Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any fixed rate Note, the principal of such fixed rate Note that is to be prepaid pursuant to
         Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any fixed rate Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such fixed rate Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any fixed rate Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX1 Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX1 Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any fixed rate Note, all payments of such Called Principal and interest thereon that could be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such fixed rate Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2(a) or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any fixed rate Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7.     LIBOR BREAKAGE AMOUNT.

                  The term "LIBOR Breakage Amount" means any loss, cost or expense reasonably incurred by any holder of a floating rate Note as a result of any payment or prepayment of such floating rate Note (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise) on a day other than an interest payment date or at scheduled maturity thereof, and, without duplication, any loss or expense arising from the liquidation or reemployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained. Any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of the next interest payment date or the maturity of such floating rate Note. Each holder of a floating rate Note shall determine the LIBOR Breakage Amount with respect to the principal amount of its floating rate Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail with supporting calculations not less than two Business Days prior to the date of prepayment. Each such determination shall be conclusive absent manifest error.

9.       AFFIRMATIVE COVENANTS.

                  Each of the Parent and the Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

                  The Parent and the Company will, and will cause each other Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

                  The Parent and the Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if customary reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     MAINTENANCE OF PROPERTIES.

                  The Parent and the Company will, and will cause each Restricted Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent or any Subsidiary, including the Company, from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES.

                  The Parent and the Company will, and will cause each other Subsidiary to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent or any Subsidiary, including the Company, provided that neither the Parent nor any Subsidiary, including the Company, need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent or a Subsidiary, including the Company, has established adequate reserves therefor in accordance with GAAP on the books of the Parent or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

                  Each of the Parent and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
10.5 and 10.6, the Parent and the Company will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary (unless merged into the Parent or a Wholly Owned Restricted Subsidiary, including the Company) and all rights and franchises of the Parent and its Restricted Subsidiaries, including the Company, unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect each corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.     ADDITIONAL SUBSIDIARY GUARANTORS.

                  The Parent and the Company will cause any Subsidiary that (whether or not required by the terms of the Credit Agreement) is to become a party to, or guarantee, Debt in respect of the Credit Agreement or any other Senior Debt, to enter into the Subsidiary Guaranty concurrently therewith and as a part thereof to deliver to each of the holders:

                  (a) a copy of an executed joinder to the Subsidiary Guaranty;

                  (b) a certificate signed by a Responsible Officer confirming the accuracy of the representations and warranties in Sections 5.2, 5.6, 5.7 and 5.19, with respect to such Subsidiary and the Subsidiary Guaranty as it relates to such Subsidiary, as applicable; and

                  (c) an opinion of counsel (who may be counsel for the Company) reasonably satisfactory to the Required Holders addressed to each holder of the Notes to the effect that the Subsidiary Guaranty of such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

9.7.     RANKING OF NOTES.

                  The Debt evidenced by the Notes will at all times rank at least pari passu with all of the Company's outstanding unsecured Senior Debt.

10.      NEGATIVE COVENANTS.

                  Each of the Parent and the Company covenants that so long as any of the Notes are outstanding:

10.1.    CONSOLIDATED DEBT.

                  The Parent will not permit the ratio of Consolidated Debt (as of the end of any fiscal quarter of the Parent) to Consolidated EBITDA (for the Parent's then most recently completed four fiscal quarters) (a) to be greater than 3.50 to 1.00 at any time or (b) to be greater than 3.25 to 1.00 for more than two consecutive fiscal quarters.

10.2.    INTEREST COVERAGE.

                  The Parent will not permit the ratio of Consolidated EBIT to Consolidated Interest Expense (in each case for the Parent's then most recently completed four fiscal quarters) to be less than 2.0 to 1.0 at any time.

10.3.    PRIORITY DEBT.

                  The Parent and the Company will not permit Priority Debt to exceed 20% of Consolidated Net Worth (determined as of the end of the Parent's most recently completed fiscal quarter) at any time.

10.4.    LIENS.

                  The Parent and the Company will not, and will not permit any Restricted Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, unless the Notes are equally and ratably secured by a Lien on the same property and assets pursuant to an agreement reasonably acceptable to the Required Holders, except:

                  (a) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by
         Section 9.4;

                  (b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', operators', warehousemen's, mechanics', materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

                  (c) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto;

                  (d) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

                  (e) Liens securing Debt of a Restricted Subsidiary to the Parent or to another Restricted Subsidiary, including the Company;

                  (f) Liens (i) existing on property at the time of its acquisition by the Parent or a Restricted Subsidiary, including the Company, and not created in contemplation thereof, whether or not the Debt secured by such Lien is assumed by the Parent or a Restricted Subsidiary; including the Company, or (ii) on property created contemporaneously with its acquisition or within 365 days of the acquisition or completion of construction or development thereof to secure or provide for all or a portion of the purchase price or cost of the acquisition, construction or development of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Restricted Subsidiary of, or substantially all of its assets are acquired by, the Parent or a Restricted Subsidiary, including the Company, and not created in contemplation thereof; provided that in the case of clauses
         (i), (ii) and (iii) such Liens do not extend to additional property of the Parent or any Restricted Subsidiary, including the Company, (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and that the aggregate principal amount of Debt secured by each such Lien does not exceed the fair market value (determined in good faith by one or more officers of the Parent to whom authority to enter into such transaction has been delegated by the board of directors of the Parent) of the property subject thereto;

                  (g) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (e), (f) and (g), provided that (i) there is no increase in the principal amount or decrease in maturity of the Debt secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and

                  (h) Liens securing Debt not otherwise permitted by paragraphs
         (a) through (g) of this Section 10.4, provided that Priority Debt does not exceed 20% of Consolidated Net Worth at any time.

10.5.    MERGERS, CONSOLIDATIONS, ETC.

                  The Parent and the Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

                  (a) the Company may consolidate or merge with the Parent or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to the Parent, provided that the Parent is the successor or survivor; and

                  (b) the Parent may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

                           (i) the successor formed by such consolidation or the
                  survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease of all or substantially all of the assets of the Parent as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Parent is not such corporation, such corporation (y) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Parent Guaranty and (z) shall have caused to be delivered to each holder of any Notes an opinion of outside counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                           (ii) after giving effect to such transaction, no
                  Default or Event of Default shall exist; and

                  (c) any Restricted Subsidiary other than the Company may (x) merge into the Parent or the Company (provided that the Parent or the Company is the surviving entity) or another Restricted Subsidiary or
         (y) sell, transfer or lease all or any part of its assets to the Parent or the Company or another Restricted Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by
         Section 10.6 or, as a result of which, such Person becomes a Restricted Subsidiary; provided in each instance set forth in clauses (x) through
         (z) that, immediately after giving effect thereto, there shall exist no Default or Event of Default;

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Parent shall have the effect of releasing the Parent or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

10.6.    SALE OF ASSETS.

                  Except as permitted by Section 10.5, the Parent and the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "Disposition"), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:

                  (a) Dispositions in the ordinary course of business;

                  (b) Dispositions by a Restricted Subsidiary, including the Company, to the Parent or another Restricted Subsidiary, including the Company;

                  (c) Dispositions not otherwise permitted by clauses (a) or (b) of this Section 10.6, provided that the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.6(c) does not exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year.

Notwithstanding the foregoing provisions of this Section 10.6, the Parent may, or may permit any Restricted Subsidiary, including the Company to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in any of the limitations or the computation contained in foregoing
Section 10.6(c) of the preceding sentence if:

                  (A) such assets are leased back by the Parent or any Restricted Subsidiary, including the Company, as lessee, within 365 days of the original acquisition or construction thereof by the Parent or such Restricted Subsidiary, including the Company; or

                  (B) the net proceeds from such Disposition are within 365 days of such Disposition:

                           (i) reinvested in productive assets used in carrying
                  on the business of the Parent and its Restricted Subsidiaries, including the Company; or

                           (ii) applied to the payment or prepayment of any
                  outstanding Senior Debt (including the Notes) of the Parent or any Restricted Subsidiary, including the Company.

         Any prepayment of Notes pursuant to this Section 10.6 shall be in accordance with Sections 8.2 and 8.3, without regard to the minimum prepayment requirements of Section 8.2.

10.7.    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                  The Parent may designate any Restricted Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Restricted Subsidiary by notice in writing given to the holders of the Notes; provided that,

                           (a) if such Subsidiary initially is designated a
                  Restricted Subsidiary, then such Restricted Subsidiary may be subsequently designated as an Unrestricted Subsidiary and such Unrestricted Subsidiary may be subsequently designated as a Restricted Subsidiary, but no further changes in designation may be made;

                           (b) if such Subsidiary initially is designated an
                  Unrestricted Subsidiary, then such Unrestricted Subsidiary may be subsequently designated as a Restricted Subsidiary and such Restricted Subsidiary may be subsequently designated as an Unrestricted Subsidiary, but no further changes in designation may be made;

                           (c) the Parent may not designate a Restricted
                  Subsidiary as an Unrestricted Subsidiary unless: (i) such Restricted Subsidiary does not own, directly or indirectly, any Debt or capital stock of the Parent or any other Restricted Subsidiary, including the Company, (ii) such designation, considered as a sale of assets, is permitted pursuant to Section 10.6, and (iii) immediately before and after such designation there exists no Default or Event of Default;

                           (d) notwithstanding Section 10.4(g), if an
                  Unrestricted Subsidiary is designated as a Restricted Subsidiary, all outstanding Debt and Liens of such Subsidiary shall be deemed to have been incurred as of the date of such designation; and

                           (e) the Parent may not designate the Company or any
                  Subsidiary Guarantor an Unrestricted Subsidiary.

10.8.    NATURE OF BUSINESS.

                  The Parent and the Company will not, and will not permit any other Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Parent and its Restricted Subsidiaries, including the Company, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the

Parent and its Restricted Subsidiaries, including the Company, taken as a whole, are engaged on the date of this Agreement.

10.9.    TRANSACTIONS WITH AFFILIATES.

                  The Parent and the Company will not, and will not permit any other Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent, the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent's, the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent, the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.      EVENTS OF DEFAULT.

                  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or any applicable Make-Whole Amount, prepayment premium or LIBOR Breakage Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Parent or the Company defaults in the performance of or compliance with any term contained in Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6; or

                  (d) the Parent or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Parent or the Company receiving written notice of such default from any holder of a Note; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, the Parent Guaranty, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company, any Guarantor or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest in excess of $50,000 on any Debt that is outstanding in an aggregate principal amount exceeding $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt that is outstanding in an aggregate principal amount exceeding $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, or one or more Persons are entitled to declare such Debt to be, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company, any Guarantor or any Restricted Subsidiary has become obligated to purchase or repay Debt in an aggregate principal amount exceeding $5,000,000 before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company, any Guarantor or any Restricted Subsidiary so to purchase or repay such Debt; or

                  (g) the Company, any Guarantor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Guarantor or any Material Subsidiary, or any such petition shall be filed against the Company, any Guarantor or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company, any Guarantor and any Restricted Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

         (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent, the Company or any other ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Parent, the Company or any other ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent, the Company or any other ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent or any Restricted Subsidiary, including the Company, establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent or any Restricted Subsidiary, including the Company, thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) any Guarantor defaults in the performance of or compliance with any term contained in either of the Guaranties or either of the Guaranties ceases to be in full force and effect, except as provided in
         Section 1.4(b), or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Parent, the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION.

                  (a) If an Event of Default with respect to the Parent or the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (w) all accrued and unpaid interest thereon, (x) any applicable Make-Whole Amount with respect to any such fixed rate Notes determined in respect of such principal amount (to the full extent permitted by applicable law), (y) any applicable prepayment premium with respect to any such floating rate Notes (to the full extent permitted by applicable law), and (z) any LIBOR Breakage Amount with respect to any such floating rate Notes determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of any applicable Make-Whole Amount, prepayment premium or LIBOR Breakage Amount by the Company in the event that such Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and any applicable Make-Whole Amount, prepayment premium and/or LIBOR Breakage Amount, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and any applicable Make-Whole Amount, prepayment premium and/or LIBOR Breakage Amount, and (to the extent permitted by applicable law) any overdue interest in respect of such Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver within five Business Days, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series or tranche in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note specified for the Notes of such series and tranche. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.    RESTRICTION ON TRANSFER TO COMPETITOR.

                  So long as no Event of Default has occurred and is continuing, you and each subsequent holder of a Note agree not to transfer all or any portion of a Note to any Competitor of the Company. As used herein, the term "Competitor" means any Person (including any Subsidiary or Affiliate thereof) primarily engaged in the residential and commercial electrical copper wire industry; provided that such term shall not include any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

13.4.    REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver within five Business Days, in lieu thereof, a new Note of the same series and tranche, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.    PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, any applicable Make-Whole Amount prepayment premium and/or LIBOR Breakage Amount, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, any applicable Make-Whole Amount, prepayment premium, and/or LIBOR Breakage Amount, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.      EXPENSES, ETC.

15.1.    TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Parent or the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Guaranties (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Guaranties or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Guaranties, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Parent or any Restricted Subsidiary, including the Company, or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization succeeding to the authority thereof. The Parent or the Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    SURVIVAL.

                  The obligations of the Parent and the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent or the Company pursuant to this Agreement or the Guaranties shall be deemed representations and warranties of the Parent and the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Guaranties embody the entire agreement and understanding between you and the Parent and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    REQUIREMENTS.

                  This Agreement, the Notes, the Parent Guaranty and the Subsidiary Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent, the Company and the Subsidiary Guarantors, if parties thereto, and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of any applicable Make-Whole Amount, prepayment premium or LIBOR Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.    SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Parent and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The

         Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Parent and the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent, the Company and the Subsidiaries (in each case, if a party thereto) without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" or "the Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to you or your nominee, to you or it at the
                  address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                           (ii) if to any other holder of any Note, to such
                  holder at such address as such other holder shall have specified to the Company in writing, or

                           (iii) if to the Company, the Parent or any Subsidiary
                  Guarantor, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Parent, the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent, the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Parent, the Company or any Subsidiary, or
(d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and

Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Parent or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1.    SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

22.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or any applicable Make-Whole Amount, prepayment premium or LIBOR Breakage Amount or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day (unless such next succeeding Business Day would fall in the next calendar month, in which case any such payment of interest on any floating rate Note shall be made on the next preceding Business Day) without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any
Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3.    SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.    CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.    GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

22.7.    LIMITATION ON INTEREST.

                  You and the Other Purchasers, other holders of the Notes, the Company, Parent, the Subsidiary Guarantors, and any other parties to the Note Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained herein or in the Notes shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Company, nor Parent, nor the Subsidiary Guarantors nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligation under the Note Documents shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Note Documents which may be in conflict or apparent conflict herewith. You and the Other Purchasers and other holders of the Notes expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Note is accelerated. If (a) the maturity of any Note is accelerated for any reason, (b) any Note is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) you or any Other Purchaser or any other holder of any Note shall otherwise collect moneys that are determined to constitute interest that would otherwise increase the interest on any or all of the Notes to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Notes or, at such Purchaser's or holder's option, promptly returned to the Company or other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, you and the Other Purchasers, other holders of the Notes, the Company, Parent, the Subsidiary Guarantors (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Notes in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, to the extent that the Texas Finance Code is mandatorily applicable to you or any Other Purchaser or any other holder of any Note, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

22.8.    SUBMISSION TO JURISDICTION.

                  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE COMPANY AND THE PARENT EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY AND THE PARENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 18 OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE COMPANY AND THE PARENT EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

22.9.    WAIVER OF JURY TRIAL.

                  EACH OF THE COMPANY AND THE PARENT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                                    * * * * *

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you, the Company and the Parent.

                                    Very truly yours,

                                    ENCORE WIRE LIMITED
                                    By its General Partner, EWC GP CORP.


                                    By:
                                             -----------------------------------
                                    Name:
                                    Title:


                                    ENCORE WIRE CORPORATION


                                    By:
                                             -----------------------------------
                                    Name:
                                    Title:

The foregoing is agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By:
    ----------------------------------------------
Name:
      --------------------------------------------
Title:
       -------------------------------------------


METLIFE INSURANCE COMPANY OF CONNECTICUT

By:
    ----------------------------------------------
Name:
      --------------------------------------------
Title:
       -------------------------------------------

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:
    ----------------------------------------------
Name:
      --------------------------------------------
Title:
       -------------------------------------------


By:
    ----------------------------------------------
Name:
      --------------------------------------------
Title:
       -------------------------------------------

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS


                                                      Principal Amount of
           Name of Purchaser                         Notes to be Purchased
           -----------------                         ---------------------
Metropolitan Life Insurance Company                       $37,000,000

Register Notes in name of: Metropolitan Life Insurance Company

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

         Bank Name:        JPMorgan Chase Bank
         ABA Routing #:    021-000-021
         Account No.:      002-2-410591
         Account Name:     Metropolitan Life Insurance Company
         Ref:              Encore Wire

         with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

         For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)      All notices and communications:

         Metropolitan Life Insurance Company
         Investments, Private Placements
         P.O. Box 1902
         10 Park Avenue
         Morristown, New Jersey 07962-1902
         Attention: Director
         Facsimile (973) 355-4250

         With a copy OTHER THAN WITH RESPECT TO DELIVERIES OF FINANCIAL STATEMENTS to:

         Metropolitan Life Insurance Company
         P.O. Box 1902
         10 Park Avenue
         Morristown, New Jersey 07962-1902
         Attention: Chief Counsel-Securities Investments (PRIV)
         Facsimile (973) 355-4338



                                   Schedule A

(3)      Original notes delivered to:

         Metropolitan Life Insurance Company
         Securities Investments, Law Department
         P.O. Box 1902
         10 Park Avenue
         Morristown, New Jersey 07962-1902
         Attention: Thomas Pasuit, Esq.

Tax ID No. 13-5581829



                                       2



                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS


                                                       Principal Amount of
          Name of Purchaser                           Notes to be Purchased
          -----------------                           ---------------------
Metlife Insurance Company of Connecticut                    $8,000,000

Register Notes in name of: Metlife Insurance Company of Connecticut

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

         Bank Name:        JPMorgan Chase Bank
         ABA Routing #:    021-000-021
         Account No.:      910-2-587434
         Account Name:     Metlife Insurance Company of Connecticut
         Ref:              Encore Wire

         with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

         For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)      All notices and communications:

         Metlife Insurance Company of Connecticut
         c/o Metropolitan Life Insurance Company
         Investments, Private Placements
         P.O. Box 1902
         10 Park Avenue
         Morristown, New Jersey 07962-1902
         Attention:  Director
         Facsimile (973) 355-4250

         With a copy OTHER THAN WITH RESPECT TO DELIVERIES OF FINANCIAL STATEMENTS to:

         Metlife Insurance Company of Connecticut
         c/o Metropolitan Life Insurance Company



                                       3



                                   Schedule A

         P.O. Box 1902
         10 Park Avenue
         Morristown, New Jersey 07962-1902
         Attention: Chief Counsel-Securities Investments (PRIV)
         Facsimile (973) 355-4338

(3)      Original notes delivered to:

         Metlife Insurance Company of Connecticut
         c/o Metropolitan Life Insurance Company
         Securities Investments, Law Department
         10 Park Avenue
         Morristown, New Jersey 07962-1902
         Attention: Thomas Pasuit, Esq.

Tax ID No. 06-0566090



                                       4



                                   Schedule A

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS


                                                          Principal Amount of
             Name of Purchaser                           Notes to be Purchased
             -----------------                           ---------------------
Great-West Life & Annuity Insurance Company                   $10,000,000

Register Notes in name of: Hare & Co.

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

         ABA #021-000-018 BKofNYC/CTR/BBK=IOC566
         P&I Department - GWL #640935

                  Special Instructions:  1) security description (PPN #),
                                         2) allocation of payment between
                                            principal and interest, and
                                         3) confirmation of principal balance.

         For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)      All notices regarding payments:

         The Bank of New York
         Institutional Custody Department, 14th Floor
         One Wall Street
         New York, New York 10286
         Telecopier: 212.635.8844

(3) All other notices and communications/financial statements, trustee reports, etc.

         Great-West Life & Annuity Insurance Company
         Attention: Investments Division
         8515 East Orchard Road, 3T2
         Greenwood Village, Colorado  80111
         Telecopier:  303.737.6193



                                       5



                                   Schedule A

(4)      Original notes delivered to:

         The Bank of New York
         3rd Floor, Window A
         One Wall Street
         New York, New York  10286
         Attention: Receive/Deliver Department - GWL # 640935

Tax ID No. 84-0467907
         (Hare & Co. 13-6062916)



                                       6



                                   Schedule A

                                                                      SCHEDULE B

                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ADJUSTED LIBOR RATE" is defined in Section 1.3(a).

                  "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 15% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 15% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent or the Company.

                  "ANTI-TERRORISM ORDER" means Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001), as amended).

                  "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City are required or authorized to be closed; provided that if the applicable Business Day relates to the determination of LIBOR, a day on which dealings are also carried on in U.S. Dollar deposits in the London interbank market.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means Encore Wire Limited, a Texas limited partnership.

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.



                                   Schedule B

                  "CONSOLIDATED DEBT" means, as of any date, outstanding Debt of the Parent and its Restricted Subsidiaries, including the Company, as of such date, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBIT" means, for any period, the sum of Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense,
(ii) federal, state, local and foreign income, franchise, value added and similar taxes, and (iii) other non-cash charges, except depreciation and amortization expense.

                  "CONSOLIDATED EBITDA" means, for any period, the sum of Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense,
(ii) federal, state, local and foreign income, franchise, value added and similar taxes, (iii) depreciation and amortization expense and (iv) other non-cash charges. If, during the period for which Consolidated EBITDA is being calculated, the Parent or a Restricted Subsidiary, including the Company, has acquired one or more Persons (or the assets thereof) or divested one or more Restricted Subsidiaries (or the assets thereof), Consolidated EBITDA shall be calculated on a pro forma basis as if all of such acquisitions (other than acquisitions by or resulting in Unrestricted Subsidiaries) and divestitures had occurred on the first day of such period.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the consolidated interest expense of the Parent and its Restricted Subsidiaries, including the Company, for such period determined in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Parent and its Restricted Subsidiaries, including the Company, for such period determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means, as of any date, the consolidated stockholders' equity of the Parent and its Restricted Subsidiaries, including the Company, as of such date, determined in accordance with GAAP, less minority interests.

                  "CONSOLIDATED TOTAL ASSETS" means, as of any date, the assets and properties of the Parent and its Restricted Subsidiaries, including the Company, as of such date, determined on a consolidated basis in accordance with GAAP.

                  "CREDIT AGREEMENT" means the Credit Agreement dated as of August 27, 2004 (as amended by a First Amendment to Credit Agreement dated as of May 16, 2006 and a Second Amendment to Credit Agreement dated as of August 31,
2006), by and among the Company, Bank of America, N.A., as agent, and Wells Fargo Bank, N.A., as a lender and the other lenders party thereto, as such agreement may be hereafter amended, modified, restated, supplemented,

                                   Schedule B
refinanced, increased or reduced from time to time, and any successor credit agreement or similar facilities.

                  "DEBT" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) its redemption liabilities under mandatorily redeemable preferred stock, to the extent such obligations arise prior to the stated maturity of the Notes; and

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. as its "base" or "prime" rate.

                  "DISPOSITION" is defined in Section 10.6

                  "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                                   Schedule B

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any state or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such debt or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such debt or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such debt or obligation of the ability of any other Person to make payment of the debt or obligation; or

                                   Schedule B

                  (d) otherwise to assure the owner of such debt or obligation against loss in respect thereof.

In any computation of the debt or other liabilities of the obligor under any Guaranty, the debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "GUARANTIES" is defined in Section 1.4(a).

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INHAM EXEMPTION" is defined in Section 6.2(e).

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of $5,000,000 or more in aggregate principal amount of the Notes and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INTEREST PERIOD" is defined in Section 1.3(c).

                  "LIBOR" is defined in Section 1.3(a).

                  "LIBOR BREAKAGE AMOUNT" is defined in Section 8.7.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

                                   Schedule B

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries, including the Company, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries, including the Company, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of the Parent to perform its obligations under this Agreement or the Parent Guaranty, (d) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (e) the validity or enforceability of this Agreement, the Notes, the Parent Guaranty or the Subsidiary Guaranty.

                  "MATERIAL SUBSIDIARY" means, at any time, any Restricted Subsidiary that would at such time account for more than 10% of (i) Consolidated Total Assets as of the end of the most recently completed fiscal quarter or (ii) consolidated revenue of the Parent and its Restricted Subsidiaries, including the Company, for the four fiscal quarters ending as of the end of the most recently completed fiscal quarter.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NAIC ANNUAL STATEMENT" is defined in Section 6.2(a).

                  "NOTE DOCUMENTS" means the Notes, the Guaranties and this Agreement.

                  "NOTES" is defined in Section 1.1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Parent whose responsibilities extend to the subject matter of such certificate.

                  "OTHER PURCHASERS" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PARENT" means Encore Wire Corporation, a Delaware corporation.

                  "PARENT GUARANTY" is defined in Section 1.4(a).

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                                   Schedule B

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PRIORITY DEBT" means, as of any date, the sum (without duplication) of (a) Debt of the Parent or a Restricted Subsidiary, including the Company, secured by Liens not otherwise permitted by Sections 10.4(a) through
(g), and (b) unsecured Debt of a Restricted Subsidiary other than (i) the Notes,
(ii) Debt owed to the Parent or any other Restricted Subsidiary, including the Company, (iii) any guarantee of the Notes pursuant to the Subsidiary Guaranty,
(iv) Debt of a Person (other than an Unrestricted Subsidiary) outstanding at the time such Person became a Restricted Subsidiary, provided that such Debt was not incurred in contemplation of such Person becoming a Restricted Subsidiary and
(v) Debt of the Company under the Credit Agreement.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PTE" is defined in Section 6.2(a).

                  "PURCHASER" means each purchaser listed in Schedule A.

                  "QPAM EXEMPTION" is defined in Section 6.2(d).

                  "REQUIRED HOLDERS" means, at any time, the holders of more than 65% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Parent with responsibility for the administration of the relevant portion of this agreement.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary (a) of which at least a majority of the voting securities are owned by the Parent and/or one or more Restricted Subsidiaries and (b) that the Parent has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes pursuant to Section 10.7.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR DEBT" means, at any time, all Consolidated Debt other than Subordinated Debt.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent.

                                   Schedule B

                  "SERIES 2006-A NOTES" is defined in Section 1.2.

                  "SOURCE" is defined in Section 6.2.

                  "SUBORDINATED DEBT" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, joint venture or limited liability company if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or limited liability company can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent.

                  "SUBSIDIARY GUARANTOR" means EWC GP Corp., EWC LP Corp., EWC Aviation Corp. and any other Subsidiary that hereafter becomes a party to the Subsidiary Guaranty.

                  "SUBSIDIARY GUARANTY" is defined in Section 1.4(a).

                  "SUPPLEMENT" is defined in Section 1.1.

                  "THIS AGREEMENT" OR "THE AGREEMENT" is defined in Section
17.3.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Parent, other than the Company, that has been so designated by notice in writing given by the Parent to the holders of the Notes.

                  "USA PATRIOT ACT" means Public Law 107-56 of the United States of America, Uniting and Strengthening America by Providing Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "WHOLLY OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Parent and the Parent's other Wholly Owned Restricted Subsidiaries, including the Company, at such time.

                                   Schedule B

                                                                    SCHEDULE 5.3



                              DISCLOSURE MATERIALS


None.



                                  Schedule 5.3

                                                                    SCHEDULE 5.4

                 SUBSIDIARIES AND OWNERSHIP OF SUBSIDIARY STOCK

SUBSIDIARIES

        EWC GP CORP., A DELAWARE CORPORATION
        100% of outstanding shares owned by Parent

        EWC LP CORP., A TEXAS CORPORATION
        100% of outstanding shares owned by Parent

        ENCORE WIRE LIMITED, A TEXAS LIMITED PARTNERSHIP
        1% general partnership interest owned by EWC GP Corp.
        99% limited partnership interest owned by EWC LP Corp.

        EWC AVIATION CORP., A TEXAS CORPORATION
        100% of outstanding shares owned by Parent

AFFILIATES

        Capital Southwest Corporation
        (beneficial owner of more than 15% of outstanding capital stock of Parent)

DIRECTORS AND OFFICERS OF PARENT AND THE COMPANY

        Directors of Parent:
        Donald E. Courtney, Daniel L. Jones, Scott D. Weaver, William R. Thomas, John H. Wilson, Joseph M. Brito, Thomas L. Cunningham

        Senior Officers of Parent:
        Daniel L. Jones, President and CEO
        Frank J. Bilban, Vice President-Finance, CFO, Treasurer and Secretary

        Directors of EWC GP Corp., general partner of the Company:
        Daniel L. Jones, Frank J. Bilban

        Senior Officers of EWC GP Corp., general partner of the Company:
        Daniel L. Jones, President and CEO
        Frank J. Bilban, Vice President-Finance, CFO, Treasurer and Secretary



                                  Schedule 5.4

                                                                    SCHEDULE 5.5

                              FINANCIAL STATEMENTS

Consolidated financial statements of the Parent contained in Parent's Form 10-K for the year ended December 31, 2005.

Consolidated financial statements of the Parent contained in Parent's Form 10-Q for the quarter ended March 31, 2006.

Consolidated financial statements of the Parent contained in Parent's Form 10-Q for the quarter ended June 30, 2006.



                                  Schedule 5.5

                                                                   SCHEDULE 5.14

                                 USE OF PROCEEDS

The Company will apply all proceeds of the sale of the Series 2006-A Notes to repay outstanding debt under the Credit Agreement.



                                  Schedule 5.14

                                                                   SCHEDULE 5.15

                                      DEBT

As of June 30, 2006:

$107,236,000 of outstanding principal Debt under the Credit Agreement dated August 27, 2004 among Encore Wire Limited, Bank of America, N.A., as administrative agent, and the lenders party thereto (as amended, supplemented, extended or modified from time to time, the "Credit Agreement"), maturing 5/31/07, LIBOR plus.

On August 31, 2006, the Credit Agreement was amended by the Second Amendment to Credit Agreement increasing the aggregate commitments thereunder from $150,000,000 to $200,000,000.

As of September 25, 2006 (after giving effect to application of the proceeds of the Series 2006-A Notes): Approximately $44,983,000 of outstanding principal Debt under the Credit Agreement.

As of June 30, 2006:
Note Purchase Agreement dated as of August 1, 2004 among Encore Wire Limited, Encore Wire Corporation and the purchasers named therein, under which Encore Wire Limited issued 5.27% Senior Notes, Series 2004-A, Nos. AR-1 thorough AR-8, dated as of August 27, 2004, and No. AR-10, dated as of May 5, 2005, in the aggregate principal amount of $45,000,000.



                                  Schedule 5.15

                                                                  EXHIBIT 1.1(a)


                        [FORM OF FIXED RATE SENIOR NOTE]


                               ENCORE WIRE LIMITED

                       [   ]% Senior Note, Series [     ]
                                  due [       ]


No. [__]                                                                  [Date]
$[_______]                                                       PPN: [        ]

                  FOR VALUE RECEIVED, the undersigned, ENCORE WIRE LIMITED (herein called the "Company"), a limited partnership organized and existing
under the laws of the State of Texas, promises to pay to [     ], or registered
assigns, the principal sum of $[   ] on [     ], with interest (computed on the
basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance
thereof at the rate of [   ]% per annum from the date hereof, payable
semiannually, on [   ] and [   ] in each year, commencing with the [   ] or
[   ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per
annum from time to time equal to the greater of (i) [   ]% or (ii) 2% over the
rate of interest publicly announced by Bank of America, N.A. from time to time in Chicago, Illinois as its "base" or "prime" rate.

                  Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                  This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Master Note Purchase Agreement dated as of
September 28, 2006 [and a Supplement thereto dated as of [     ]] (as from time
to time amended and supplemented, the "Note Purchase Agreement"), between the Company, Encore Wire Corporation (the "Parent") and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement and (iii) to have agreed to the restriction on transfer of this Note set forth in Section 13.3 of the Note Purchase Agreement.



                                 Exhibit 1.1(a)

                  This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note [also] is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.]

                  If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

                  [Payment of the principal of, and interest and Make-Whole Amount, if any, on, this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of Guaranties dated as of September 28, 2006 of the Parent and certain Subsidiaries of the Company.]

                  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                             ENCORE WIRE LIMITED
                                             By its General Partner,
                                             EWC GP Corp.


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------



                                       2



                                 Exhibit 1.1(a)

                                                                  EXHIBIT 1.1(b)

                          [FORM OF FLOATING RATE NOTE]


                               ENCORE WIRE LIMITED

                            Floating Rate Senior Note
                                  due [       ]


No. [__]                                                                  [Date]
$[_______]                                                         PPN: [      ]

                  FOR VALUE RECEIVED, the undersigned, ENCORE WIRE LIMITED (herein called the "Company"), a limited partnership organized and existing
under the laws of the State of Texas, promises to pay to [    ], or registered
assigns, the principal sum of $[    ] on [      ], with interest (computed on
the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly, on each [____], [____], [____] and [____] in each year, commencing with the [ ], [____], [____] and [____] next succeeding the date hereof (except that no interest payment shall be made on [____], until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of principal, any overdue payment of interest, any overdue payment of prepayment premium and any LIBOR Breakage Amount at the Default Rate (as defined in the Note Purchase Agreement referred to below) until paid.

                  Payments of principal of, interest on and any prepayment premium or LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                  This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Master Note Purchase Agreement dated as of
September 28, 2006 [and a Supplement thereto dated as of [     ]] (as from time
to time amended and supplemented, the "Note Purchase Agreement"), between the Company, Encore Wire Corporation (the "Parent") and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made on or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreement and (iii) to have agreed to the restriction on transfer of this Note set forth in Section 13.3 of the Note Purchase Agreement.



                                 Exhibit 1.1(b)

                  This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] This Note [also] is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable prepayment premium and LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

                  [Payment of the principal of, and interest and any prepayment premium or LIBOR Breakage Amount on, this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of Guaranties dated as of September 28, 2006 of the Parent and certain Subsidiaries of the Company.]

                  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                              ENCORE WIRE LIMITED
                                              By its General Partner,
                                              EWC GP Corp.


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------



                                       2



                                 Exhibit 1.1(b)

                                                                  EXHIBIT 1.1(c)

                              [FORM OF SUPPLEMENT]


                  SUPPLEMENT TO MASTER NOTE PURCHASE AGREEMENT

         THIS SUPPLEMENT is entered into as of [ ] (this "Supplement") between ENCORE WIRE LIMITED, a Texas limited partnership (the "Company"), and ENCORE WIRE CORPORATION, a Delaware corporation (the "Parent"), and the Purchasers listed in the attached Schedule A (the "Purchasers").

                                 R E C I T A L S

         A. The Company and the Parent have entered into a Master Note Purchase Agreement dated as of September 28, 2006 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the "Note Purchase Agreement"); and

         B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

         NOW, THEREFORE, the Company and the Purchasers agree as follows:

         1. Authorization of the New Series of Notes. The Company has authorized
the issue and sale of $[      ] aggregate principal amount of Notes to be
designated as its [[__]% ] [Floating Rate] Senior Notes, Series [   ], due [ ]
(the "Series [ ] Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series [ ] Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company.

         2. Sale and Purchase of Series [ ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [ ] Notes in the principal amount specified opposite their respective names in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

         3. Closing. The sale and purchase of the Series [ ] Notes to be purchased by the Purchasers shall occur at the offices of [special counsel to the Purchasers] [address] at 9:00 a.m., Chicago time, at a closing (the
"Closing") on [    ], [ ] or on such other Business Day thereafter on or prior
to [     ], [ ] as may be agreed upon by the Company and the Purchasers. At the
Closing the Company will deliver to each Purchaser the Series [ ] Notes to be purchased



                                 Exhibit 1.1(c)
by it in the form of a single Note (or such greater number of Series
[ ] Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to
account number [      ] at [Name and Address of Bank], ABA No. [   ]. If at the
Closing the Company shall fail to tender such Series [ ] Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in
Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

         4. Conditions to Closing. Each Purchasers obligation to purchase and pay for the Series [ ] Notes to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

            [Set forth any modifications and additional conditions.]

         5. Representations and Warranties of the Company. Each of the Company and the Parent represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (i) except that all references to "Purchaser" and "you" therein shall be deemed to refer to the Purchasers hereunder, all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, all references to "Notes" therein shall be deemed to include the Series [ ] Notes, and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached
Schedule 5.

         6. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to such Purchaser with respect to the Series
[   ] Notes to be purchased by it pursuant to this Supplement.

         7. [Insert special provisions for Series [   ] Notes, including
prepayment provisions applicable to Series [   ] Notes (including any applicable
make-whole amount, prepayment premium and LIBOR breakage amount, if any).]

         [8. Additional Provisions.]

         9. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are
incorporated by reference herein and shall apply to the Series [    ] Notes as
if expressly set forth in this Supplement.



                                       2



                                 Exhibit 1.1(c)

         IN WITNESS WHEREOF, the Company, the Parent and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.


                                         ENCORE WIRE LIMITED
                                         By its General Partner, EWC GP CORP.


                                         By:
                                               ---------------------------------
                                         Name:
                                         Title:



                                         ENCORE WIRE CORPORATION


                                         By:
                                               ---------------------------------
                                         Name:
                                         Title:



[ADD PURCHASER SIGNATURE BLOCKS]



                                       3



                                 Exhibit 1.1(c)

                                                                      Schedule A
                                                                   to Supplement


                       INFORMATION RELATING TO PURCHASERS


                                                    Principal Amount of Series
Name and Address of Purchaser                       [  ] Notes to be Purchased
-----------------------------                       --------------------------

[NAME OF PURCHASER]                                              $

  (1)    All payments by wire transfer
                  of immediately available
                  funds to:



                  with sufficient information
                  to identify the source and
                  application of such funds.

  (2)    All notices of payments and
                  written confirmations of such
                  wire transfers:

  (3)    All other communications:



                                       4



                                 Exhibit 1.1(c)

                                                                      Schedule 5
                                                                   to Supplement

                          EXCEPTIONS TO REPRESENTATIONS
                                 AND WARRANTIES





                                       5



                                 Exhibit 1.1(c)

                                                                    Exhibit 1 to
                                                                      Supplement


                        [FORM OF SERIES [ ] SENIOR NOTE]




                                       6



                                 Exhibit 1.1(c)

                                                                     EXHIBIT 1.2


                       [FORM OF SERIES 2006-A SENIOR NOTE]


                               ENCORE WIRE LIMITED

                    Floating Rate Senior Note, Series 2006-A
                             due September 30, 2011


No. AR-[__]                                                               [Date]
$[_______]                                                      PPN: 29263@ AB 5

                  FOR VALUE RECEIVED, the undersigned, ENCORE WIRE LIMITED (herein called the "Company"), a limited partnership organized and existing
under the laws of the State of Texas, promises to pay to [   ], or registered
assigns, the principal sum of $[   ] on September 30, 2011, with interest
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly, on each March 30, June 30, September 30 and December 30 in each year, commencing with the March 30, June 30, September 30 and December 30 next succeeding the date hereof (except that no interest payment shall be made on September 30, 2006), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of principal, any overdue payment of interest, any overdue payment of prepayment premium and any LIBOR Breakage Amount at the Default Rate (as defined in the Note Purchase Agreement referred to below) until paid.

                  Payments of principal of, interest on and any prepayment premium or LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                  This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Master Note Purchase Agreement, dated as of September 28, 2006 as from time to time amended and supplemented, the "Note Purchase Agreement"), between the Company, Encore Wire Corporation (the "Parent") and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made on or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement and



                                   Exhibit 1.2

(iii) to have agreed to the restriction on transfer of this Note set forth in Section 13.3 of the Note Purchase Agreement.

                  This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable prepayment premium and LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

                  Payment of the principal of, and interest and any prepayment premium or LIBOR Breakage Amount on, this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of Guaranties dated as of September 28, 2006 of the Parent and certain Subsidiaries of the Company.*

                  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                            ENCORE WIRE LIMITED
                                            By its General Partner,
                                            EWC GP Corp.


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


----------

* This paragraph must be modified at such time as there are no Subsidiary Guarantors.



                                   Exhibit 1.2

                                                                  EXHIBIT 1.4(a)


                                 PARENT GUARANTY


         THIS GUARANTY (this "Guaranty") dated as of September 28, 2006 is made by Encore Wire Corporation, a Delaware corporation (the "Guarantor"), in favor of the holders from time to time of the Notes hereinafter referred to, including each purchaser named in the Note Purchase Agreement hereinafter referred to, and their respective successors and assigns (collectively, the "Holders" and each individually, a "Holder").

                              W I T N E S S E T H:

         WHEREAS, Encore Wire Limited, a Texas limited partnership (the "Company"), the Guarantor and the initial Holders have entered into a Master Note Purchase Agreement dated as of September 28, 2006 (the Master Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Note Purchase Agreement");

         WHEREAS, the Note Purchase Agreement contemplates the issuance by the Company of Notes (as defined in the Note Purchase Agreement) in one or more series and tranches, up to $300,000,000 aggregate principal amount;

         WHEREAS, the Company is a Wholly Owned Restricted Subsidiary of the Guarantor and the Guarantor will derive substantial benefits from the purchase by the Holders of the Company's Notes;

         WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Series 2006-A Notes that the Guarantor shall have executed and delivered this Guaranty to the Holders, and it is and will be a condition to the sale of subsequent series of the Notes that this Guaranty run in favor of the holders of such subsequent series of Notes; and

         WHEREAS, the Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the premises and other benefits to the Guarantor, and of the purchase of the Company's Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor makes this Guaranty as follows:

         SECTION 1. Definitions. Any capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Note Purchase Agreement.



                                 Exhibit 1.4(a)

         SECTION 2. Guaranty. The Guarantor unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, any make-whole amount, prepayment premium, breakage amount and interest on, and each other amount due under, the Notes or the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the "Note Documents" and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder (including any reasonable attorneys' fees and expenses), being sometimes collectively hereinafter referred to as the "Obligations"). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, the Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. The Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.

         SECTION 3. Guarantor's Obligations Unconditional. The obligations of the Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of the Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim the Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor or the Company shall have any knowledge or notice thereof), including:

                  (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

                  (b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

                  (c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give



                                       2



                                 Exhibit 1.4(a)
         notice to the Guarantor of the occurrence of a "Default" or an "Event of Default" under any Note Document;

                  (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

                  (e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

                  (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, the Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

                  (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

                  (h) any merger or consolidation of the Company or the Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or the Guarantor to any other person;

                  (i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and the Guarantor, or any termination of such relationship;

                  (j) any release or discharge, by operation of law, of any other guarantor from the performance or observance of any obligation, covenant or agreement contained in any other guarantee of the Note Documents or the Obligations; or

                  (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or



                                       3



                                 Exhibit 1.4(a)
         discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

         SECTION 4. Full Recourse Obligations. The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

         SECTION 5. Waiver. The Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in
Section 3, (b) notice to the Guarantor of the incurrence of any of the Obligations, notice to the Guarantor or the Company of any breach or default by the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against the Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders,
(f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

         SECTION 6. Subrogation, Contribution, Reimbursement or Indemnity. Until one year and one day after all Obligations have been paid in full, the Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until one year and one day after all Obligations have been paid in full, the Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holders (duly endorsed by the Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations.



                                       4



                                 Exhibit 1.4(a)

         SECTION 7. Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and the Guarantor shall forthwith pay such principal amount, any make-whole amount, prepayment premium, breakage amount and interest thereon, and any other amounts guaranteed hereunder without further notice or demand.

         SECTION 8. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of the Guarantor hereunder shall be duly paid and performed in full.

         SECTION 9. Notices. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid) (a) if to the Company or any Holder at the address set forth in the Note Purchase Agreement or (b) if to the Guarantor, in care of the Company at the Company's address set forth in the Note Purchase Agreement, or in each case at such other address as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

         SECTION 10. Survival. All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

         SECTION 11. SUBMISSION TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT



                                       5



                                 Exhibit 1.4(a)

OF ILLINOIS. THE GUARANTOR EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 9 OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE GUARANTOR EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 12. WAIVER OF JURY TRIAL. THE GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 13. Miscellaneous. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, the Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Guarantor and the Required Holders. The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                       6



                                 Exhibit 1.4(a)

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.


                                           ENCORE WIRE CORPORATION


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------



                                       7



                                 Exhibit 1.4(a)

                                                                  EXHIBIT 1.4(b)

                          [FORM OF SUBSIDIARY GUARANTY]

         THIS GUARANTY (this "Guaranty") dated as of September 28, 2006 is made by the undersigned (each, a "Guarantor"), in favor of the holders from time to time of the Notes hereinafter referred to, including each purchaser named in the Note Purchase Agreement hereinafter referred to, and their respective successors and assigns (collectively, the "Holders" and each individually, a "Holder").

                              W I T N E S S E T H:

         WHEREAS, Encore Wire Limited, a Texas limited partnership (the "Company"), Encore Wire Corporation, a Delaware corporation (the "Parent"), and the initial Holders have entered into a Master Note Purchase Agreement dated as of September 28, 2006 (the Master Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Note Purchase Agreement");

         WHEREAS, the Note Purchase Agreement contemplates the issuance by the Company of Notes (as defined in the Note Purchase Agreement) in one or more series and tranches, up to $300,000,000 aggregate principal amount;

         WHEREAS, the Parent owns, directly or indirectly, all of the issued and outstanding capital stock or partnership interests of each Guarantor and, by virtue of such ownership and otherwise, each Guarantor will derive substantial benefits from the purchase by the Holders of the Company's Notes;

         WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Series 2006-A Notes that each Guarantor shall have executed and delivered this Guaranty to the Holders and it is and will be a condition to the sale of subsequent series of the Notes that this Guaranty run in favor of the holders of such subsequent series of Notes; and

         WHEREAS, each Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the premises and other benefits to each Guarantor, and of the purchase of the Company's Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor makes this Guaranty as follows:

         SECTION 1. Definitions. Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase Agreement.

         SECTION 2. Guaranty. Each Guarantor, jointly and severally with each other Guarantor, unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment



                                 Exhibit 1.4(b)
by the Company of the principal of, any make-whole amount, prepayment premium, breakage amount and interest on, and each other amount due under, the Notes or the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the "Note Documents" and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder (including reasonable attorneys' fees and expenses), being sometimes collectively hereinafter referred to as the "Obligations"). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, each Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. Each Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. Notwithstanding the foregoing, the right of recovery against each Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to any Guarantor that entering into this Guaranty would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, in which case such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

         SECTION 3. Guarantor's Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of each Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim each Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not each Guarantor or the Company shall have any knowledge or notice thereof), including:

                  (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;



                                       2



                                 Exhibit 1.4(b)

                  (b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

                  (c) any failure, omission or delay on the part of the Company or the Parent to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph
         (a) above, including, without limitation, failure to give notice to any Guarantor of the occurrence of a "Default" or an "Event of Default" under any Note Document;

                  (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company or the Parent, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

                  (e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

                  (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, the Parent, any Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

                  (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

                  (h) any merger or consolidation of the Company or the Parent or any Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or the Parent or any Guarantor to any other person;

                  (i) any change in the ownership of any shares of capital stock of the Company or the Parent or any change in the corporate relationship between the Company or the Parent and any Guarantor, or any termination of such relationship;



                                       3



                                 Exhibit 1.4(b)

                  (j) any release or discharge, by operation of law, of any other Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

                  (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against any Guarantor.

         SECTION 4. Full Recourse Obligations. The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

         SECTION 5. Waiver. Each Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in
Section 3, (b) notice to such Guarantor of the incurrence of any of the Obligations, notice to such Guarantor or the Company of any breach or default by such Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against such Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders,
(f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

         SECTION 6. Subrogation, Contribution, Reimbursement or Indemnity. Until one year and one day after all Obligations have been paid in full, each Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until one year and one day after all Obligations have been paid in full, each Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to any Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Guarantor in trust, segregated from other funds of



                                       4



                                 Exhibit 1.4(b)
such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holders (duly endorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations.

         SECTION 7. Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and such Guarantor shall forthwith pay such principal amount, any make-whole amount, prepayment premium, breakage amount and interest thereon, and any other amounts guaranteed hereunder without further notice or demand.

         SECTION 8. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until the earlier to occur of
(i) such time as all of the Obligations shall be paid and performed in full and all of the agreements of such Guarantor hereunder shall be duly paid and performed in full and (ii) such Guarantor is released by the Holders pursuant to
Section 1.4(b) of the Note Purchase Agreement.

         SECTION 9. Representations and Warranties. Each Guarantor represents and warrants to each Holder that:

                  (a) such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact,;

                  (b) such Guarantor has the power and authority to execute and deliver this Guaranty and to perform the provisions hereof, and this Guaranty has been duly authorized by all necessary action on the part of such Guarantor;



                                       5



                                 Exhibit 1.4(b)

                  (c) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (d) the execution, delivery and performance of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any agreement, or corporate charter or by-laws to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor;

                  (e) except as disclosed in Section 5.7 to the Note Purchase Agreement, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty, and all such consents, approvals, authorizations, registrations, filings or declarations listed in
         Schedule 5.7 have been obtained or made;

                  (f) except as disclosed in Section 5.8 of the Note Purchase Agreement, there are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor, or any property of such Guarantor, in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (g) after giving effect to the transactions contemplated in the Note Purchase Agreement and after giving due consideration to any rights of contribution (i) such Guarantor has received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder, (ii) the fair value of the assets of such Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (iii) such Guarantor is able to and expects to be able to pay its debts as they mature, and (iv) such Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         SECTION 10. Notices. All notices and communications provided for hereunder shall be in writing and sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery



                                       6



                                 Exhibit 1.4(b)
service (with charges prepaid) (a) if to the Company or any Holder at the address set forth in the Note Purchase Agreement or (b) if to a Guarantor, in care of the Company at the Company's address set forth in the Note Purchase Agreement, or in each case at such other address as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

         SECTION 11. Survival. All warranties, representations and covenants made by each Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

         SECTION 12. SUBMISSION TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH GUARANTOR EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 9 OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH GUARANTOR EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 13. WAIVER OF JURY TRIAL. EACH GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 14. Miscellaneous. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, each Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Guarantor and the Required Holders. The section and paragraph headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof,



                                       7



                                 Exhibit 1.4(b)
and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                       8



                                 Exhibit 1.4(b)

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.


                                              EWC GP Corp.


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------



                                              EWC LP Corp.


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------



                                              EWC AVIATION Corp.


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------



                                       9



                                 Exhibit 1.4(b)

                     FORM OF JOINDER TO SUBSIDIARY GUARANTY


                  The undersigned (the "Guarantor"), joins in the Subsidiary Guaranty dated as of September 28, 2006 from the Guarantors named therein in favor of the Holders, as defined therein, and agrees to be bound by all of the terms thereof and represents and warrants to the Holders that:

                  (a) such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact,;

                  (b) such Guarantor has the power and authority to execute and deliver this Guaranty and to perform the provisions hereof, and this Guaranty has been duly authorized by all necessary action on the part of such Guarantor;

                  (c) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (d) the execution, delivery and performance of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any agreement, or corporate charter or by-laws to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor;

                  (e) except as disclosed in Section 5.7 to the Note Purchase Agreement, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty, and all such consents, approvals, authorizations, registrations, filings or declarations listed in
         Schedule 5.7 have been obtained or made;

                  (f) except as disclosed in Section 5.8 of the Note Purchase Agreement, there are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor, or any property of such Guarantor, in any



                                       10



                                 Exhibit 1.4(b)
         court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (g) after giving effect to the transactions contemplated by the giving of this Joinder and giving due consideration to any rights of contribution (i) such Guarantor has received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder, (ii) the fair value of the assets of such Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (iii) such Guarantor is able to and expects to be able to pay its debts as they mature, and (iv) such Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

Capitalized Terms used but not defined herein have the meanings ascribed in the Subsidiary Guaranty.

                  IN WITNESS WHEREOF, the undersigned has caused this Joinder to Subsidiary Guaranty to be duly executed as of __________, ____.


                                             [Name of Guarantor]


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------



                                       11



                                 Exhibit 1.4(b)